EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128667 and 333-128668) of Fremont Michigan InsuraCorp, Inc. of our reports dated March 20, 2007, relating to the consolidated financial statements and financial statement schedules of Fremont Michigan InsuraCorp, Inc. and subsidiary as of and for the year ended December 31, 2006 which appear in this Form 10-K.

BDO Seidman, LLP

Grand Rapids, Michigan

March 20, 2007